Exhibit 5

                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                             NEW YORK, NY 10153-0119
                                  212-310-8000
                               (FAX) 212-310-8007



                                November 20, 2003



United Industrial Corporation
124 Industry Lane
Hunt Valley, Maryland 21030

Ladies and Gentlemen:

               We have acted as counsel to United Industrial Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement of the Company on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to its 1994 Stock Option Plan, as amended. Capitalized terms defined in the Registration Statement and used (but not otherwise defined) herein are used herein as so defined.

               In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

               In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

               Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 300,000 shares of Common Stock, par value $1.00 per share, of the Company (the "Common Stock") to be issued by the Company pursuant to the Registration Statement have been duly authorized and, when issued as contemplated by the Registration Statement and the United Industrial Corporation 1994 Stock Option Plan, as amended, will be validly issued, fully paid and non-assessable.

               We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.

                                            Very truly yours,


                                            /s/ WEIL, GOTSHAL & MANGES LLP